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Date:        June 9, 1997

To:          Ali Vojdani, PSC

             Farrokh Albuyeh, ABB

             Ongun Alsac, PCA

From:        Paul Gribik

Subject:     Potential Problem with Proposed Reference Zonal Marginal Costs
             (Revised)

PCA has discovered a potential problem with the proposed method for calculating reference zonal marginal costs for purposes of calculating interzonal congestion revenues.


OVERVIEW OF CURRENT APPROACH

For scheduling coordinator k (SC k):

Pk is the vector of effective real power generation at buses i= 1, 2,..., N. This will also include real power imports from points outside the network modeled by the ISO's congestion management model.

Dk is the vector of real power loads at buses i = 1, 2,..., N. This will also include real power exports to points outside the network modeled by the ISO's congestion management model.


                               [FORMULA OMITTED]
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   Fmax is the vector of interface flow limits.
Constraints (1) are the DC power flow equations, (2) are the flow limits on the interzonal paths, and (3) are the market separation constraints.

Let Pk D* for k = 1, ..., K be optimal for the DC OPF. That is, these are the revised schedules that eliminate interzonal congestion. Let 22, p*, v be the Lagrange multipliers for constraints (1), (2) and (3) respectively at the optimum point for the DC OPF. Consequently:

       X; gives SC K's marginal cost of serving load at bus i

       gp gives the marginal value of capacity on interzonal path p

       v, gives the shift in SC k's marginal costs relative to SC K's marginal costs

The difference between an SC's nodal marginal costs at any two nodes does not depend upon the SC. Consequently, we can choose one SC (SC K) as a reference SC for purposes of calculating interzonal transmission charges. The relevant dual variables at the solution of the DC OPF are the nodal marginal costs for the SC taken as a reference (SC K), at each bus: Xi. These nodal marginal costs are the dual variables associated with the power flow constraints. The charge to an SC for transporting energy from one zone to another is based on the differences in "zonal marginal costs" for that SC. The weighting scheme in the current proposal meets two criteria:

1. The differences in zonal marginal costs do not depend upon the SC selected. Consequently, we only have to treat the reference SC.
2. The Congestion Charges collected from the SCs will equal the Congestion Revenues paid to the TOs if the payments to the TOs are calculated using the flow on the path and the marginal value of capacity on the path.
It was proposed that we calculate the reference zonal marginal cost in each zone as a weighted average of the reference nodal marginal costs in the zone. Let Zx be the set of nodes in Zone x. The reference zonal marginal cost was defined as the average of the reference nodal marginal costs in the zone weighted by the net total load at each node:

                               [FORMULA OMITTED]

In the following, we will omit the superscript * for brevity. All schedules and Lagrange multipliers are assumed to be at the optimum of the DC OPF. Each SC pays the ISO a Usage Charge for its use of congested transmission. The Usage Charge for SC k is calculated as:


                               [FORMULA OMITTED]

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There is one problem with this approach. The reference zonal marginal price in a zone (say zone ( K x) will be unstable and ill defined if the net load in the zone(cent)(Dk - PkJ) is near zero.

                               [FORMULA OMITTED]


REDEFINING ZONAL MARGINAL COSTS

We must develop definitions of the reference zonal marginal costs that do not suffer from this instability. We must decide what properties we would like the reference zonal marginal prices to maintain. One possible set:
1. Total charges summed over all SCs when calculated using zonal marginal costs will be the same as
   Total charges summed over all SCs when calculated using nodal marginal costs.

   That is,

                               [FORMULA OMITTED]


   This will ensure that the charges to the SCs equal the payments to the TOs provided that we pay the TOs based on path flows and path marginal capacity values.

2. For all of the zones, keep the reference zonal marginal cost in a zone close to the simple average of the nodal marginal costs in the zone:




3. Keep the differences between zonal marginal costs independent of the SC selected as reference SC.

Putting together (1) and (2), we would solve the following simple quadratic program to calculate the reference zonal marginal costs:


                               [FORMULA OMITTED]

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There is no need for any optimization software to solve this QP. We can write a simple closed- form solution. We can write the solution as:

                               [FORMULA OMITTED]

If the denominator is zero (or close to zero), then the ratio will be 0/0 and undefined. In this case, we can use the simple zonal averages.

While (5) may look complex, it is really rather simple and only needs quantities that are readily available or easily calculated at the solution of the DC OPF. We can write (5) in English as:

reference zonal marginal cost in zone x =

simple average of nodal marginal costs in zone x

                               [FORMULA OMITTED]

CONGESTION CHARGES INDEPENDENT OF REFERENCE SC SELECTED

The difference between zones for these zonal marginal costs are independent of the SC selected as reference SC. Suppose that we had selected SC k as reference instead of SC K. In this case the reference nodal marginal costs would be Ai +
v. The simple average of the nodal reference costs in a zone would be given by:


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                               [FORMULA OMITTED]


     Substituting these into (5) we obtain:


                               [FORMULA OMITTED]


         We see that (AX+ vk) -(All. + Vk) Ax - Ay, which is independent of the reference SC as desired.